IUT/Oncologix Asset Purchase Agreement

                                                                   EXHIBIT  99.2

                            ASSET PURCHASE AGREEMENT

The parties to this ASSET PURCHASE AGREEMENT, dated as of August 18, 2008 ("this Agreement"), are Oncologix Tech, Inc. a Nevada corporation ("Oncologix") and Institut fur Umwelttechnologien GmbH, a German Company ("IUT"). The parties have agreed as hereinbelow provided.

                                    RECITALS

1.1 Background.
As used in this Agreement, "Oncologix" includes Oncologix Corporation, a Nevada corporation that is the wholly owned subsidiary of Oncologix. Oncologix agrees that whenever necessary it will cause Oncologix Corporation to act to fulfill the obligations of Oncologix under this Agreement. Oncologix has heretofore conducted a medical device business whose activities, to the extent material to this Agreement, have been related to the development and testing of a certain microsphere device called the "Oncosphere". The Oncosphere embodies technology owned by the University of Maryland and licensed to Oncologix pursuant to a certain Master License Agreement, a copy of which has heretofore been delivered to IUT, and certain proprietary improvements, modifications and additional technology developed by Oncologix.

1.2 Purpose of this Agreement.
IUT wishes to purchase all of the assets, including without limitation the rights of Oncologix under the Master License Agreement, and assume all of the liabilities of Oncologix that are related to the Oncosphere, including the obligations of Oncologix under the Master License Agreement, and Oncologix wishes to sell such assets and assign its rights under the Master License Agreement to IUT pursuant to the terms and conditions of this Agreement.

                                 THE TRANSACTION

2.1 Purchase and Sale of Assets.
Upon and subject to the terms and conditions hereof, Oncologix shall sell and IUT shall purchase and acquire from Oncologix, all right, title and interest in and to the assets (the "Assets") listed and described on Schedule 2.1, in each case subject to all liens, charges, security interests, restrictions and other encumbrances arising out of the Assumed Liabilities (hereinbelow defined), and will apply them to the continued development and commercialization of the Oncosphere as described in IUT's business plan dated May 29, 2008 (the "Business Plan"), a copy of which has heretofore been delivered to Oncologix.

2.2 Assumption of Specified Liabilities.
At the Closing (hereinbelow defined), IUT shall agree to assume and perform after the Closing when and as they become due the liabilities of Oncologix that are listed and described on Schedule 2.2 (the "Assumed Liabilities") and no others.

2.3 Formation of New Entity by IUT.
Without limiting any of the obligations of IUT under this Agreement, it is understood that for the purposes of implementing its performance of such obligations it will form, under German law, a new Gesellschaft mit beschranker Haftung called "IUT Medical Gmbh" (hereinafter "IUTM") or, if that name is not available, such other name as IUT may determine in its reasonable discretion, to hold the Assets and to complete the development and commercialization of the

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IUT/Oncologix Asset Purchase Agreement


Oncosphere and other radiation-based medical products as the occasion may arise, as described in the Business Plan (hereinabove defined). As of the Closing the Articles of Association (Gesellschaftsvertrages) and the financial condition of IUTM shall conform to the description thereof set forth in Article 3 of this Agreement.

2.4 Consideration.
As consideration for the sale of the Assets by Oncologix to IUT, IUT shall at the Closing: Pay to Oncologix in cash the sum of $50,000; Assume, discharge and hold Oncologix harmless from the Assumed Liabilities; and Cause IUTM to issue and sell to Oncologix, in consideration of this Agreement, not less than twenty percent (20%) of the duly and validly issued voting equity membership interest of IUTM, fully paid and non-assessable, such issuance to be evidenced by the delivery to Oncologix a certificate in a form which shall be reasonably acceptable to counsel to Oncologix.

2.5 Closing.
The Closing shall occur at the offices of Firetag, Stoss & Dowdell, P.C., 1747 East Morten Avenue, Suite 107, Phoenix, AZ 85020 at 10:00 a.m. on the date on which all necessary consents to the consummation of this Agreement shall be obtained (the "Closing Date") or on such other date or at such other location(s) or starting at such other time as the parties shall agree. At the Closing, each of the parties shall execute and deliver such further agreements or instruments as the other party shall reasonably request including without limitation the deliveries specified in this Agreement.

                3. ORGANIZATION, FINANCING AND OPERATION OF IUTM

The provisions of this Article 3 reflect the intention of the parties to this Agreement with respect to the formation, organization and operation of IUTM and all of the organization documents of IUTM shall be interpreted so as to be consistent with these provisions. In the event of any apparent conflict between such organization documents and this Article 3, the provisions of this Article shall govern.

3.1 Business Purpose of IUTM.
The business purpose of IUTM shall be to continue the development and commercialization of the Oncosphere product as described in the Business Plan and to acquire, develop and commercialize additional products involving the use of radiation for medical purposes.

3.2. Units of Ownership Interests.
(a) The ownership interest in IUTM shall be divided into five (5) equal ownership units ("Units"), each representing twenty percent (20%) of the total ownership interest. When duly issued in accordance with Article 3 of this Agreement, each Unit shall be fully paid and non-assessable. The voting power of IUTM shall be allocated among the owners of IUT in proportion to their respective ownership interests; that is, the holder of each Unit shall have twenty percent (20%) of the total voting power of IUTM. Upon any dissolution or liquidation of IUTM, the assets of IUTM shall be distributed among the owners in proportion to the number of Units held by each. The vote of 75% of the ownership interest shall be required for a decision to sell IUTM or substantially all of its assets.

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IUT/Oncologix Asset Purchase Agreement


3.3 Issuance and Reservation of Units.
The Units shall be issued or reserved for issuance as follows:

          Two Units (a 40% interest) shall be issued and sold to IUT in consideration of its capital contribution of (euro)500,000 to be available for the operating expenses of IUTM and IUT's agreement to perform as further provided in Article 3 and elsewhere in this Agreement;

          One Unit (a 20% interest) shall be issued and sold to Oncologix in consideration of its agreement to enter into and perform under this Agreement; and

          Two Units (a 40% interest in the aggregate) shall be reserved for issuance and sale to future investors in IUTM and/or as compensation to key employees, consultants, suppliers and the like as may be determined from time to time by the members (shareholders) of IUTM.


3.4 Performance by IUT.
In further consideration of the issuance of Units to Oncologix as provided above and of its entry into this Agreement, IUT, will (i) at its sole expense, organize IUTM, select and recruit its personnel, (ii) furnish IUTM, at IUT's cost therefor, with the facilities necessary and appropriate to the conduct of business by IUTM as described in the Business Plan, (iii) sell raw materials to IUTM at a price equal to its own direct manufacturing and overhead costs, (iv) make available to IUTM intellectual property owned by or licensed to IUT necessary or useful in the conduct of business by IUTM, (v) the use of IUT's licenses and permits necessary for the handling and processing of radioactive materials and (vi) grant to IUTM the right to act as the exclusive worldwide distributor of IUT's Yttrium90 (Y90)-based products to customers in the medical device industry.

3.5 Royalty.
In further consideration for its entry into and performance under this Agreement, Oncologix will have the right to a royalty equal to three percent (3%) of the total Net Sales of IUTM. As used herein, "Net Sales" shall mean the gross sales revenues and fees received by IUTM or an Affiliate for any products or services, less the sum of the following: customary trade, quantity and cash discounts actually allowed and taken; sales or use taxes, excise taxes and customs duties and other governmental charges included in the invoiced amount; outbound transportation, shipping and insurance, prepaid or allowed, if separately itemized on the invoice to the customer; and amounts actually allowed or credited on returns or rejections of products or services or billing errors. Net Sales does not include any resales of products after sale by IUTM or an Affiliate to a third party purchaser. In computing Net Sales, (i) no deductions from gross revenues and fees will be made for commissions paid to individuals, whether they be with independent sales agents or regularly employed on the payroll by IUTM or its Affiliate(s) or for cost of collections, and (ii) products and services will be considered sold when billed or invoiced, whichever is first. As used herein, "Affiliate" means any entity which directly or indirectly controls, is controlled by, or is under common control with IUTM. "Control" means the right to exercise more than 50% of the voting rights of a controlled corporation, limited liability company, or partnership, or other entity or the power to direct or cause the direction of the management or policies of any other controlled entity.

3.6 Royalty Payments and Reports.
The royalty specified above shall be paid in cash on a quarterly basis. Payments shall be due and payable twenty (20) days after the fiscal quarter of IUTM during which such royalty accrued. Each payment shall be accompanied by a written report, certified as correct by the Chief Executive Officer and Chief Financial Officer of IUTM, stating the amount of Net Sales, by product if payable on the Net Sales of more than one product, during such quarter and the calculation by which the amount of royalty payments were determined.

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IUT/Oncologix Asset Purchase Agreement


3.7 Transferability of Units.
An owner may sell or otherwise transfer Units provided that IUTM and the then other owners will have the right to purchase such interest at the price and under the terms offered by a bona fide third party. In the event of the death, insolvency or liquidation of an owner, IUTM has the right to purchase the interest of such owner at its then fair value. In the event of a dispute as to such value, the matter shall be resolved in accordance with the arbitration provisions of this Agreement.

3.8 Co-Sale.
If IUT should determine to sell or otherwise dispose of all or any part of to sell all or any part of its interest in IUTM (other than sales or other dispositions to its Affiliates), it shall (i) give Oncologix prompt notice of such determination and (ii) at least twenty five (25) business days before entering into a proposed binding agreement for such sale or other disposition, deliver a copy of such binding agreement to Oncologix. Oncologix shall have twenty (20) business days after its receipt thereof to elect, by providing written notice to the IUT, to require the purchaser of the IUT's interest to purchase a percentage of Oncologix's interest (determined as set forth below) in IUTM on the same terms and conditions (including, without limitation, the same purchase price per percentage point of ownership interest in IUTM) set forth in the agreement between the IUT and the purchaser ("Co-Sale Rights"). For purposes of the preceding sentence, in connection with any proposed sale, Oncologix may exercise Co-Sale Rights with respect to the same percentage of its ownership interest as IUT's ownership interest to be sold in the contemplated transfer (e.g., if IUT has a 40% Sharing Ratio and is selling all of its owner interest, 100% of IUT's membership interest, is being sold, then Oncologix is entitled to sell all (100%) of its ownership interest. If the payment for IUT's interest includes consideration other than cash, IUT, Oncologix and the purchaser shall agree upon the cash value of the sale and all consideration paid from the purchaser to the Oncologix for Oncologix's interest shall be in cash. Any disagreement between IUT and Oncologix concerning the cash value of the sale shall be resolved in accordance with the arbitration provisions of this Agreement. In the event Oncologix elects to exercise its Co-Sale Rights pursuant to this Section 3.8, and the purchaser refuses to purchase Oncologix's interest in IUTM as provided above, IUT shall not sell its interest to the purchaser without the written consent of Oncologix, which consent may be withheld in the sole discretion of Oncologix.

3.9 Information and Reports.
Each owner shall be entitled to receive the annual financial statements of IUTM, certified as correct by an independent accountant in the manner customary under German practice and such further information as such owner may from time to time reasonably request. It is understood that financial information of IUTM is expected to be material to Oncologix's own financial reports to its shareholders and to government agencies.

3.9 Records.
IUT shall keep true and accurate books of account and records sufficient to determine and establish the royalties payable to Oncologix under the Agreement and compliance with the other terms and conditions of this Agreement. Such books and records shall be kept reasonably accessible for three (3) years following the end of the calendar quarter to which they pertain and shall be made available for inspection throughout such three (3) year period by an independent third party auditor selected by Oncologix for such purposes in accordance with
Section 3.10, below.

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IUT/Oncologix Asset Purchase Agreement

3.10 Audits.
Upon the written request of Oncologix and not more than once in each calendar year, IUT and IUTM shall permit an independent certified public accounting firm (or other auditor in the case of audits for compliance with license restrictions) of an internationally recognized standing selected by Oncologix and reasonably acceptable to IUT and IUTM, at Oncologix's expense, to have access during normal business hours, and upon reasonable prior written notice, to those records of IUTM as may be reasonably necessary to verify the accuracy of any financial reports to Oncologix with respect to the preceding three (3) years. The auditor shall have the right to inspect all agreements and other documents relevant to confirm compliance with the royalty provisions of the Agreement. The accounting firm or auditor will disclose to Oncologix whether the reports are correct or incorrect and, if incorrect, the amount by which the reports reveal any underpayment to Oncologix and the reason for such underpayment. If the accounting firm or other auditor believes IUTM has not complied with the Agreement, the auditor will so notify IUTM in writing and the auditor will discuss the matter with IUTM in good faith for sixty (60) days after receipt of such notice. If the auditor remains convinced that IUTM has not complied with the royalty provisions of the Agreement, after such discussion, and IUTM has not agreed to take action which the auditor agrees would remedy such noncompliance, then the auditor shall disclose to Oncologix the financial terms of the agreements between IUTM and the non-Affiliate third parties which are material to such noncompliance. The parties shall resolve any dispute in accordance with the arbitration provisions of this Agreement.

3.11. Additional Payments; Cost Reimbursement.
If such accounting firm concludes that additional payments were owed to Oncologix by IUTM during such period, then IUTM shall pay the additional payments, with interest from the date originally due at an amount equal to the lesser of the prime rate plus two percent (2%), as published in The Wall Street Journal, Eastern U.S. Edition, on the last business day preceding such date, or the maximum amount permitted by applicable law, within thirty (30) days after the date Oncologix delivers to IUTM such accounting firm's written report unless the additional payment is disputed by IUTM. If the amount of the underpayment during any period one (1) year period is greater than ten percent (10%) of the total amount owed for that year and greater than Ten Thousand United States Dollars ($10,000), then IUTM shall, in addition, reimburse Oncologix for its reasonable costs related to such audit.

3.12 Financial Condition of IUTM.
At the Closing, the assets of IUTM shall consist of the Assets acquired pursuant to this Agreement together with (euro)500,000 and IUTM shall have no liabilities.

                 4. REPRESENTATIONS AND WARRANTIES OF ONCOLOGIX

Oncologix represents and warrants to IUT that:

4.1 Organization.
Oncologix is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and qualified to do business as a foreign corporation in each jurisdiction in which failure to do so would have a materially adverse effect on their business and assets.

4.2 Authority for Transaction.

Subject to the due approval of its shareholders as provided by law, Oncologix has the full right, power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform Oncologix's obligations hereunder, and to carry out the transactions contemplated in this Agreement, except as may be limited by bankruptcy, insolvency, reorganization,

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IUT/Oncologix Asset Purchase Agreement


moratorium or other similar laws affecting creditors' rights generally. When duly approved by its shareholders, this Agreement will constitute the valid and legally binding obligation of Oncologix, enforceable in accordance with its terms and conditions.

4.3 No Violation or Conflict.
Except as otherwise disclosed on Schedule 4.3 hereto, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Oncologix is subject or any provision of the Articles of Incorporation or By-laws of Oncologix.

4.4 Broker's Fees
Oncologix has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which IUT could become liable or obligated.

4.5 No Litigation.
There are no actions, suits or proceedings pending, or, to the knowledge of Oncologix, threatened or anticipated before any court or governmental or administrative body or agency affecting the Assets, except as set forth on
Schedule 4.5 hereto. Oncologix is not presently subject to any injunction, order or other decree of any court of competent jurisdiction which affects the Assets.

                    5. REPRESENTATIONS AND WARRANTIES OF IUT

IUT represents and warrants to Oncologix that:

5.1 Organization.
At the date of this Agreement IUT is and will be at the Closing a Gesellschaft mit beschranker Haftung validly existing and in good standing under the laws of Germany and IUTM will at the Closing be a Gesellschaft mit beschranker Haftung, validly existing and in good standing under the laws of Germany and the above described Articles of Association or their equivalent under German law.

5.2 Authority
IUT has the full  right,  power  and  authority  to  execute  and  deliver  this
Agreement  and to  perform  its  obligations  hereunder.  Without  limiting  the generality of the foregoing, IUT's Board of Managers has duly authorized the execution, delivery, and performance of this Agreement by IUT. The Agreement constitutes the valid and legally binding obligation of IUT, enforceable in accordance  with  its  terms  and  conditions,  except  as  may  be  limited  by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

5.3 No Violation or Conflict.
Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including without limitation the provisions of Article 3, above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which IUT is subject or any provision of the IUT's Operating Agreement or Oncosphere Gmbh's Articles of Incorporation or Bylaws or their equivalent under German law, or
(ii) conflict with, result in a breach or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate,

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IUT/Oncologix Asset Purchase Agreement

modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which IUT is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a Material adverse effect on the financial condition of IUT taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement.

5.4 No Litigation.
There are no actions, suits or proceedings pending, or to IUT's knowledge, threatened or anticipated before any court or governmental or administrative body or agency affecting IUT, its property, or its ability to consummate the transaction contemplated by this Agreement.

5.5 Broker's Fees.
IUT has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Oncologix could become liable or obligated.

5.6 Accuracy of Representations or Warranties.
All of IUT's warranties and representations as hereinabove stated shall be true on the Closing Date and the same shall survive the Closing and be deemed incorporated, whether explicitly stated therein or not, into all documents or other instruments delivered by IUT to Oncologix at the Closing. No representation, warranty, or statement of IUT omits or will omit to state any material fact necessary to make such representation, warranty, or statement in this Agreement accurate and not misleading in any material respect.

5.7 Acknowledgements.
IUT and certain of its personnel were, during the period from approximately October 2006_ until December 31, 2007, engaged by Oncologix as consultants in the acquisition and use of equipment, conducting development and testing activities with respect to the Oncosphere. IUT acknowledges that THE ASSETS ARE BEING SOLD AND DELIVERED TO IUT "AS IS" AND "WHERE IS", and that ONCOLOGIX MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE ASSETS INCLUDING THOSE OF TITLE, MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE.

5.8 Lawful Conduct of Business.
IUT (which includes for all purposes hereof, IUTM), (a) owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted as described in the Business Plan without any known conflict with, or infringement of, the rights of others, (b) has conducted, is conducting and will conduct its business as described in the Business Plan so as to comply in all material respects with all applicable statutes and regulations and (c) has all requisite power and authority, and all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies, to own its properties and conduct its business as now conducted and as proposed to be conducted as described in the Business Plan.

                             6. ADDITIONAL COVENANTS

The parties agree as follows with respect to the period after the Closing:

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IUT/Oncologix Asset Purchase Agreement

6.1 Information Concerning IUT and IUTM.
Without limiting any rights which Oncologix (which term for the purposes of this paragraph shall include its affiliates, successors or assigns) may have as a member or shareholder of IUTM, and while Oncologix continues as such member or shareholder, IUT and IUTM (whichever shall be appropriate) shall promptly furnish to Oncologix, as it may reasonably request, such information in the English language, including without limitation financial statements prepared in accordance with generally accepted accounting principles, as shall be required to permit Oncologix to report a proper value of its interest in IUTM. IUT acknowledges (i) that Oncologix is registered with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and is required to report regularly on its financial condition and prospects, (ii) that for the foreseeable future its interest in IUTM will be material to its own financial condition and prospects, (iii) that Oncologix will rely on the accuracy of information so furnished in preparing and filing reports under that Act and (iv) that any false or misleading statement in such reports may result in civil and/or criminal penalties.

6.2 Further Agreements.
The parties will, at the Closing, execute and deliver such additional agreements as they shall determine with respect to such matters as marketing rights, royalties, etc. when executed, such additional agreements shall be attached to this Agreement as Exhibit 6.2.

                 7. CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

The respective obligations of each party to this Agreement to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

7.1 Shareholder Approval.
This Agreement and the transactions contemplated hereby shall have been duly approved and adopted by the shareholders of Oncologix.

7.2 No Injunctions or Restraints: Illegality.
No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transaction, which makes the consummation of the transaction illegal.

7.3 Additional Conditions to the Obligations of Oncologix.
The obligations of Oncologix to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Oncologix:

     (a) Representations, Warranties and Covenants.
     The representations and warranties of IUT in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time and IUT shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

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IUT/Oncologix Asset Purchase Agreement


     (b) Certificate of IUT.
     Oncologix shall have been provided with a certificate executed on behalf of IUT and IUTM by their respective Presidents and Chief Financial Officers or Treasurers to the effect that, as of the Closing: (i) all representations and warranties made by IUT under this Agreement are true and complete in all material respects; (ii) all covenants, obligations and conditions of this Agreement to be performed by IUT on or before such date have been so performed in all material respects and that to the best of their knowledge, after having consulted with legal counsel and auditors, IUTM has been duly organized and financed as provided in this Agreement and, except as disclosed in Schedule 7.3(b) attached hereto, has sufficient resources to conduct business as described in the Business Plan.

     (c) Satisfactory Form of Legal Matters.
     The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel to Oncologix.

     (d) Legal Opinion.
     Oncologix shall have received a legal opinion from counsel to IUT, satisfactory in form and substance to Oncologix to the effect that IUT has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, that the execution, delivery, and performance of this Agreement by IUT has been duly authorized by all necessary corporate action, that this Agreement constitutes the valid and legally binding obligation of IUT, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and that neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including without limitation the provisions of Article 3, above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which IUT is subject or any provision of the IUT's Operating Agreement or Oncosphere Gmbh's Articles of Incorporation or Bylaws or their equivalent under German law, or (ii) conflict with, result in a breach or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which IUT is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a material adverse effect on the financial condition of IUT taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement.

     (f) No Material Adverse Changes.
     There shall not have occurred any event, fact or condition that has had or reasonably would be expected to have a material adverse effect on IUT.

7.4 Additional Conditions to the Obligations of IUT.

The obligations of IUT to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by IUT:

     (a) Representations, Warranties and Covenants.

     The representations and warranties of Oncologix in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time and Oncologix shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

IUT/Oncologix Asset Purchase Agreement


     (b) License Modification.
     The Master License Agreement between Oncologix and the University of Maryland, Baltimore, originally dated September 16, 2003 and modified by an Agreement and Consent, dated July 26, 2006, shall have been duly assigned to IUTM and shall have been modified to the reasonable satisfaction of IUT.

     (c) Certificate of Oncologix.
     IUT shall have been provided with a certificate executed on behalf of Oncologix by its President and Chief Financial Officer to the effect that, as of the Closing: (i) all representations and warranties made by Oncologix under this Agreement are true and complete in all material respects; and (ii) all covenants, obligations and conditions of this Agreement to be performed by Oncologix on or before such date have been so performed in all material respects.

     (e) Satisfactory Form of Legal and Accounting Matters.

     The form, scope and substance of all legal matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to the IUT's counsel.

     (f) Legal Opinion.
IUT shall have received a legal opinion from legal counsel to Oncologix, satisfactory in form and substance to IUT to the effect that Oncologix is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and qualified to do business as a foreign corporation in each jurisdiction in which failure to do so would have a materially adverse effect on their business and assets, that Oncologix has the full right, power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform Oncologix's obligations hereunder, and to carry out the transactions contemplated in this Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and that this Agreement constitutes the valid and legally binding obligation of Oncologix, enforceable in accordance with its terms and conditions.

                          8. GENERAL AND MISCELLANEOUS

8.1 Expenses.
Except as otherwise provided in this Agreement, IUT and Oncologix each agree to pay, without right of reimbursement from any other, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of their respective obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated, including, without limitation, the fees and disbursements of legal counsel, accountants and consultants employed by the respective parties in connection with the transactions contemplated by this Agreement; provided, however, that IUT shall pay sales and other transfer taxes, if any.

8.2 Assignability.
Neither party may assign or transfer its rights and obligations under this Agreement without the prior written approval of the other party; provided, however, Oncologix may assign its rights under this Agreement to an affiliate of Oncologix or as security to any of its lenders. This Agreement shall inure only to the benefit of and be binding upon the parties hereto and their respective successors and representatives and permitted assigns.

IUT/Oncologix Asset Purchase Agreement


8.3 Applicable Law.
This Agreement shall be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of Arizona without reference to any doctrine of the conflict of laws.

8.4 Counterparts.
This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute the same instrument.

8.5 Entire Agreement.
This Agreement and the agreements, instruments, schedules and other writings referred to in this Agreement contain the entire understanding of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. It may not be amended, changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the amendment, change, termination or waiver is sought to be enforced.

8.6 Schedules and Exhibits.
Each exhibit hereto shall be attached hereto and shall be considered a part hereof as if set forth in the body hereof in full.

8.7 Disputes.
Any dispute, disagreement, claim or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement ("Dispute") shall be subject to the negotiation, mediation and arbitration provisions contained herein. Each party to a Dispute shall make every reasonable effort to meet in person and confer for the purpose of resolving the Dispute by good faith negotiation before resorting to any legal proceedings or any other dispute resolution procedure. If the Dispute cannot be settled through negotiation, the parties shall make every reasonable effort to settle the Dispute by mediation by a single mediator qualified to consider the matter in dispute before resorting to any legal proceedings or any other dispute resolution procedure. If a Dispute cannot be settled through mediation, the Dispute shall be finally settled by arbitration to be held in Phoenix, Arizona, under the Rules of Commercial Arbitration of the American Arbitration Association by a panel of three (3) arbitrators qualified to consider the matter in dispute. The arbitrators may grant injunctions or other relief in such dispute or controversy. The decision of a majority of the arbitrators shall be final, conclusive and binding upon the parties to the arbitration; and any party shall be entitled to cause judgment on the decision or award of the arbitrators to be entered in any court of competent jurisdiction. Any party may initiate a mediation or an arbitration by providing written notice of the mediation or arbitration, as the case may be (the "Dispute Notice"), to the other parties, which Dispute Notice shall state the name of initiating party, briefly state the matter to be mediated or arbitrated, and, if applicable, name a person whom such party has nominated to act as mediator. If, within thirty (30) days after the date of the Dispute Notice, the parties have not agreed among themselves as to the identity of the mediator, then any party may immediately refer this matter for resolution by the American Arbitration Association. The parties shall each pay their pro rata share (according to the number of parties involved in the Dispute) of the costs, deposits and expenses of the mediator. The party initiating the arbitration shall pay the costs, deposits and expenses of such arbitration and the prevailing party shall be awarded its attorneys' fees and expenses in addition to all other relief awarded by the arbitrators, provided that if the arbitrators determine that a party has initiated an arbitration without a reasonable basis for doing so, then the arbitrators shall assess against that party all costs relating to the arbitration, including the attorneys' fees and expenses of the other parties.

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IUT/Oncologix Asset Purchase Agreement

8.8 Notices.
All notices, consents, requests, instructions, approvals or other communications required or permitted to be given hereunder, shall be in writing, addressed as shown below, or to such other address as any party hereto may, from time to time, designate in writing, by courier, facsimile (fax) or electronic mail. Notice may be given via fax, and shall be deemed given when transmission has been successfully completed and electronic confirmation of such facsimile transmission is received by the party giving notice. Notices not faxed shall be deemed given when actually delivered by the courier service. Any notice which is attempted to be delivered by electronic mail shall not be valid notice hereunder, unless acknowledgment of receipt of such electronic mail by the recipient is transmitted to and received by the sender within twenty-four (24) hours of its delivery.

Oncologix Tech, Inc.
P.O. Box 8832
Grand Rapids, MI 49518-8832
Telephone: (616) 977-9933
Fax:       (616) 977-9955
Email:     mkramarz@oncologix.biz

With a copy to:
Stephen T. Meadow, Esq.
Firetag, Stoss & Dowdell, P.C.
1747 East Morten Avenue, Suite 107
Phoenix, Arizona 85020
Telephone: (602) 997-1182
Fax:       (602) 997-5319
Email:     stmeadow@earthlink.net

Institut fur Umwelttechnologien GmbH
Volmerstrasse 7B
D-12489 Berlin HRB 46 572
Germany
Phone:     +49 30 6392-5511
Fax:       +49 30 6392-4831
Email:     j.leonhardt@iut-berlin.com


8.9 Publicity.
The parties shall agree upon the form and substance of (a) a joint press release or other public announcement of this Agreement and the transactions contemplated hereby and (b) other matters including related to this Agreement or any of the transactions contemplated hereby which shall be released on or after the Closing; provided, however, that nothing in this Agreement shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law or contract.

IUT/Oncologix Asset Purchase Agreement

8.10 Severability.
If any term, condition or provision of this Agreement shall be declared invalid or unenforceable, the remainder of the Agreement, other than such term, condition or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

8.11 Survival of Representations and Warranties.
All covenants, representations and warranties made by the parties in this Agreement or any certificate or other writing delivered by them or any of their respective Affiliates pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the other party.

8.12 Further Assurances.
From time to time after the Closing, Oncologix will execute and deliver, or cause its affiliates to execute and deliver, to IUT such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by IUT or its counsel in order to vest in IUT all right, title and interest of Oncologix in and to the Assets and otherwise in order to carry out the purpose and intent of this Agreement.

8.13 Superior Offer.
in the event that Oncologix should receive an unsolicited proposal that its Board of Directors has in good faith concluded (after consultation with its legal counsel) that such proposal will lead to a superior offer and that the failure to consider such proposal would be inconsistent with its fiduciary obligations under applicable law, Oncologix will be permitted to: (i) furnish nonpublic information to the third party making such proposal, and (ii) engage in negotiations with the third party with respect to the proposal. Further, if after consultation with legal counsel and a financial advisor, the Board of Directors determines that the proposal constitutes a superior offer, the Board of Directors will be permitted to withdraw its recommendation to the stockholders to approve this transaction and enter into an agreement with respect to the proposal.


IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the day and year first above written.


Institut fur Umwelttechnologien GmbH

By:      _______________________________
Its:     _______________________________


Attested By:      _________________________
                  Secretary

Oncologix Tech, Inc.


By:      _______________________________

Its:     President and Chief Executive Officer


Attested By:      _________________________
                  Secretary

                                  Schedule 2.1


                                   Asset List


Attached hereto is the list of Assets to be transferred

                                  Schedule 2.2


                            Assumed Liabilities List


Attached hereto is the list of Liabilities to be assumed by IUT.

                                  Schedule 4.3


      Exceptions to No Violations or Conflicts Representation of Oncologix

None.

                                  Schedule 4.4


             Exceptions to No Litigation Representation of Oncologix

None.